UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 27, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2007, ADDvantage Technologies Group, Inc. (the Company) entered into the Fourth Amendment to Revolving Credit and Term Loan Agreement with Bank of Oklahoma, N.A. The agreement is more fully described under Item 2.03 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 27,2007, the Company entered into the Fourth Amendment to Revolving Credit and Term Loan Agreement with its primary financial lender, Bank of Oklahoma, N.A.  The Fourth Amendment renews the $7,000,000 Revolving Line of Credit and extends the maturity date to November 30, 2010.   The Fourth Amendment also extends the maturity of and increases the $8,000,000 Term Loan Commitment to $16,300,000.

The $7,000,000 Revolving Line of Credit will continue to be used to finance the Company’s working capital requirements.  The lesser of $7,000,000 or the total of 80% of the Company’s qualified accounts receivable, and 50% of the Company’s qualified inventory, less the outstanding balances under of the term loans identified in the agreement, is available to the Company under the revolving credit facility.  The entire outstanding balance on the revolving credit facility is due on maturity.

The outstanding balance of the $8,000,000 Term Loan prior to being amended was $4,300,000.  The $12,000,000 of additional funds available under the amended $16,300,000 Term Loan were fully advanced at closing and the proceeds were used to redeem all of the issued and outstanding shares of the Company’s Series B 7% Cumulative Preferred Stock.   These shares of preferred stock were beneficially held by David A. Chymiak, Chairman of the Board of the Company, and Kenneth A. Chymiak, President and Chief Executive Officer of the Company, and his spouse.  The $16,300,000 Term Loan will mature over five years and requires quarterly principal payments of $407,500, plus accrued interest, beginning January 2008.

The Revolving Line of Credit and Term Loan Agreement also includes a Term Loan Commitment of $2,760,000.  This loan was secured to finance the purchase of the Company’s headquarters facility located in Broken Arrow, OK on November 20, 2006. The $2,760,000 Term Loan matures over 15 years and payments are due monthly at $15,334 plus accrued interest.

Interest rates on the $7,000,000 Revolving Line of Credit, the $16,300,000 Term Loan and the $2,760,000 Term Loan were also amended to accrue at a calculated rate of  1.4% plus LIBOR.

Item 7.01 Regulation FD Disclosure.

On November 27, 2007, the Company issued a press release announcing the redemption of its Series B 7% Cumulative Preferred Stock financed by an amended Term Loan with its bank.  A copy of the press release is furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

    The following exhitbit is furnished herewith:
99.1	Press Release dated November 27, 2007, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                           ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: November 27, 2007                                                                                                 By: /s/ Daniel E. O'Keefe
                                                                                                                                                     Daniel E. O'Keefe
                                                              Chief Financial Officer

Exhibit Index: Exhibit Number Description
99.1	Press Release dated November 27, 2007, issued by the Company.